UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: January 25, 2001
                        (Date of earliest event reported)


                                   LMKI, INC.
             (Exact name of registrant as specified in its charter)


           Nevada                        0-26578                 33-0662114
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
       incorporation)                                        Identification No.)


            3355 Michelson Drive, Suite 300, Irvine, California 92612
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 794-3000

                                 Not applicable
          (Former name or former address, if changed since last report)

Item 1.  Change in control of registrant.

Not applicable.

Item 2. Acquisition or disposition of assets.

Not applicable.

Item 3. Bankruptcy or receivership.

Not applicable.

Item 4. Changes in registrant's certifying accountant.

Not applicable.

Item 5. Other.

On January 23, 2001, LMKI, Inc. (the "Company") filed a formal complaint against former officers and directors in the Superior Court of California for the County of Orange - Central Justice Center. The complaint named William J. Kettle, Adela
M. Kettle, John W. Diehl Jr., and Robert C. Weaver, Jr. as defendants. The filed action alleged the following causes-of-action: Breach of Director's Fiduciary Duty, Breach of Officer's Fiduciary Duty, Conspiracy, Negligence, Intentional Misrepresentation, Negligent Misrepresentation, Accounting, Unjust Enrichment, and Declaratory Relief. On January 25, 2001 the Company announced this complaint in a press release identifying the court and the case number of the action and mentioned that current management does not believe these allegations have affected in any way the Company's results of operations or financial statements as the Company recently reported.

Item 6. Resignations of registrant's directors.

Not applicable.

Item 7.  Financial Statements and Exhibits.

Press Release on January 25, 2001.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on January 29, 2001.

                                                 LMKI, INC.

                                             By  /S/  BRYAN L. TURBOW
                                                 ----------------------
                                                 Bryan L. Turbow
                                                 Chief Executive Officer

                                        3